Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

NESTBUILDER.COM CORP.

COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, __________________ (the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from Nestbuilder.com Corp., a Nevada corporation (the “Company”) up to ________________ (__________) fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at the initial price of $0.10 per share but subject to adjustment as provided in Section 4 below (the “Exercise Price”), upon payment by cashier’s check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the Company’s offices.

This Warrant is being issued to the Holder, together with a senior convertible promissory note in the principal amount set forth therein (the “Note”), pursuant to a Securities Purchase Agreement by and among the Company and the purchasers described therein (the “Purchase Agreement”).

1. Vesting. This Warrant shall vest with respect to the Warrant Securities ratably if and as Loan Advances are advanced to the Company pursuant to the Note on or before December 31, 2021, such that this Warrant shall vest with respect to five (5) shares of Common Stock for each dollar advanced to the Company pursuant to the Note. This Warrant may only be exercised with respect to the then-vested portion hereof. Any portion of this Warrant that has not vested by December 31, 2021, shall no longer be able to be vested. At any time on or after December 31, 2021, the Company may require that this Warrant be exchanged for a new Warrant representing only the vested portion hereof. Any attempted exercise of this Warrant for any unvested portion hereof shall be null and void.

2. Exercisability. This Warrant may be exercised, to the extent vested pursuant to Section 1 above, in whole or in part, at any time or from time to time, between the date hereof and December 31, 2022 (the “Original Expiration Date”), by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price. The Original Expiration Date will automatically be extended until December 31, 2023, if, on the Original Expiration Date, the then-current market price of the Warrant Securities, as determined by the Company’s Board of Directors, is less than the Exercise Price.

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3. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

4. Exercise Limitation. Notwithstanding the above, the Holder may not exercise this Warrant if at the time of such exercise the amount of common stock issued for the exercise, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than 4.99% of the Company’s outstanding common stock. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company.

5. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, the number of shares of stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

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6. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

7. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

8. Piggyback Registration Rights. The Company hereby grants to the Holder registration rights as set forth in Section 4(f) of the Purchase Agreement.

9. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender. Notwithstanding the foregoing, the Company shall not be obligated to honor a request to exchange less than 5,000 warrants.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

11. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

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12. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

13. Transferability. This Warrant shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Warrant will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Warrant.

14. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

15. Notices. All notices provided for in this Note shall be in accordance with the notice provisions of the Purchase Agreement.

16. Governing Law; Venue. This Warrant shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada. The Parties agree that any action brought to enforce the terms of this Warrant will be brought in the appropriate federal or state court having jurisdiction over Clark County, Nevada, United States of America.

17. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

18. Attorneys Fees. Should either party commence any action, suit or proceeding to enforce this Warrant or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing party, the prevailing party shall be entitled to have and recover from the other party such prevailing party’s reasonable attorneys’ fees and costs incurred in connection therewith.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date set forth below.

Dated: December ___, 2020	COMPANY:

Nestbuilder.com Corp.,
a Nevada corporation

By:
	Name:	William McLeod
	Title:	Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of Nestbuilder.com Corp. and herewith makes payment of $__________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to ___________________, whose address is ______________________________.

Dated: ____________________, 20___

By:
Its:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other
Identifying Number of Holder)